UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 23, 2017

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 Martin Farm Road, Suite 100, Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of BDO USA, LLP as Principal Accountant

On January 23, 2017, the Audit Committee of the Board of Directors of SANUWAVE Health, Inc., a Nevada corporation (the “Company”), dismissed BDO USA, LLP (“BDO”) as its principal independent registered public accounting firm.

The reports of BDO on the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern due to its substantial operating losses, working capital deficiencies and dependence on future capital contributions or financing to fund ongoing operations.

During the Company’s past two fiscal years ended December 31, 2015 and December 31, 2014 and in the subsequent interim period through January 23, 2017 (the “Relevant Period”), there have been no disagreements, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s financial statements.

During the Relevant Period, there were no “reportable events”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that in connection with the Company's internal control over financial reporting there was a material weaknesses. As previously reported, management concluded that the Company had a material weakness in its internal control over financial reporting process for the lack of internal expertise and resources to analyze and properly apply generally accepted accounting principles to complex and non-routine transactions related to complex financial instruments and derivatives, and management believes the material weakness was due to the complex and non-routine nature of the Company’s complex financial instruments and derivatives.

The Audit Committee of the Board of Directors of the Company discussed each of the matters contained in the third and fourth paragraphs above with BDO. The Company has authorized BDO to respond fully to the inquiries of the Company’s successor accountants concerning each of these matters.

BDO has indicated to the Company that it concurs with the foregoing statements contained in the second, third, fourth and fifth paragraphs above as they relate to BDO and has furnished a letter to the SEC to this effect. A copy of the letter from BDO, which is dated January 24, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of Cherry Bekaert, LLP as Principal Accountant

On January 23, 2017, the Audit Committee of the Board of Directors of the Company appointed Cherry Bekaert LLP (“CBH”) as its principal independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016.

During the Relevant Period, neither the Company, nor (to the Company’s knowledge) anyone acting on its behalf, consulted with CBH regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; (iii) any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iv) any reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from BDO USA, LLP, dated January 24, 2017, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: January 24, 2017	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from BDO USA, LLP, dated January 24, 2017, regarding change in certifying accountant.